[LOGO]    STATE OF MARYLAND
          State Department of Assessments and Taxation

PRUCO LIFE INSURANCE COMPANY                                        084C3012073
ATTN: THOMAS C. CASTANO
213 WASHINGTON STREET
NEWARK         NJ 07102

                           THE ARTICLES SUPPLEMENTARY
                                       OF
                        THE PRUDENTIAL SERIES FUND, INC.


HAVE BEEN RECEIVED AND APPROVED BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION THIS 25TH DAY OF OCTOBER, 1987, AT 11:09 A.M. AND WILL BE RECORDED.


                                                  By: DEAN W. KITCHEN
                                                      CORPORATE ADMINISTRATOR
                                                      -----------------------


          FEE PAID                                     AMOUNT         DOCUMENT
          --------                                     ------         REFERENCE
RECORDING FEE                                           22.00         ---------


                              TOTAL-                   $22.00


                THE ACCOUNT NUMBER WITH THIS OFFICE IS D1484427


       301 West Preston Street, Baltimore, Maryland 21201/Phone: 225-1340


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                        THE PRUDENTIAL SERIES FUND, INC.

                             ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION


     THE PRUDENTIAL SERIES FUND, INC., a Maryland corporation having its principal office in this State c/o Prentice Hall Corporate Services, 2 Hopkins Plaza, 1300 Merchantile Bank and Trust Building, Baltimore, Maryland 21201 (hereinafter called the Corporation), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

     FIRST: The Board of Directors of the Corporation, at a meeting duly convened and held on August 25, 1987, adopted a resolution classifying or reclassifying one hundred million (100,000,000) unissued shares of capital stock of the Corporation of the par value of $0.01 per share by establishing one (1) new class of capital stock designated as Stock Index Portfolio Capital Stock and by allocating or reallocating such one hundred million shares so that the total number of shares of authorized capital stock of the Corporation shall be divided among the following classes of capital stock, each class comprising the number of shares and having the designations, preferences, rights, voting powers and such qualifications, limitations and restrictions and restrictions as are hereinafter set forth:



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         CLASS                                                  NUMBER OF SHARES
         -----                                                  ----------------
Money Market Portfolio Capital Stock                                 400,000,000
Bond Portfolio Capital Stock                                         200,000,000
Common Stock Portfolio Capital Stock                                 200,000,000
Aggressively Managed Flexible Portfolio
    Capital Stock                                                    200,000,000
Conservatively Managed Flexible Portfolio
    Capital Stock                                                    200,000,000
Zero Coupon Bond-1990 Portfolio Capital
    Stock                                                            200,000,000
Zero Coupon Bond-1995 Portfolio Capital
    Stock                                                            200,000,000
Zero Coupon Bond-2000 Portfolio Capital
    Stock                                                            100,000,000
High Yield Bond Portfolio Capital Stock                              200,000,000
Stock Index Portfolio Capital Stock                                  100,000,000

The holder of each share of stock of the Corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock, irrespective of the class, then standing in his name on the books of the Corporation. On any matter submitted to a vote of stockholders, all shares of the Corporation then issued and outstanding and entitled to vote shall be voted in the aggregate and not by class except that (1) when otherwise expressly required by the Maryland General Corporation Law or the Investment Company Act of 1940, as amended, shares shall be voted by individual class; (2) only shares of the respective portfolios are entitled to vote on matters concerning only that Portfolio; and (3) fundamental policies, as specified in the by-laws of the Corporation, may be changed, with respect to any Portfolio, if such change is approved by a majority (as defined under the

Investment Company Act of 1940) of the capital stock of such Portfolio.

Each class of stock of the Corporation shall have the following powers preferences or other special rights, and the qualifications, restrictions, and limitations thereof shall be as follows:

(1) The shares of each class, when issued, will be fully paid and nonassessable, have no preference, preemptive, conversion, exchange, or similar rights, except as set forth in (2) below, and will be freely transferable.

(2) The consideration received by the Corporation for the sale of capital stock shall become part of the assets of the Portfolio to which the capital stock of the class relates. Each share of the capital stock of each class shall have a pro rata interest in the assets of the Portfolio to which the capital stock of that class relates and shall have no interest in the assets of any other Portfolio.

(3) The Board of Directors may from time to time declare and pay dividends or distributions, in stock or in cash, on any or all classes of stock, the amount of such dividends and distributions and the payment of them being wholly in the discretion of the Board of Directors.


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(i) Dividends or distributions on shares of any class of stock shall be paid only out of earned surplus or other lawfully available assets belonging to such class.

(ii) Inasmuch as one goal of the Corporation is to qualify as a "regulated investment company" under the Internal Revenue Code of 1954, as amended, or any successor or comparable statute thereto, and Regulations promulgated thereunder, and inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books of the Corporation, the Board of Directors shall have the power in its discretion to distribute in any fiscal years as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient in the opinion of the Board of Directors, to enable the Corporation to qualify as a regulated investment company and to avoid liability for the Corporation for Federal income tax in respect of that year. In furtherance, and not in limitation of the foregoing, in the event that a class of shares has a net capital loss for a fiscal year, and to the extent that a net capital loss for a fiscal year offsets net capital gains from one or more of the other classes the amount to be deemed for distribution to the class or classes with the net capital gain may be reduced by the amount offset.

(4) The assets belonging to any class of stock shall be charged with the liabilities in respect to such class, and shall also be charged with their share of the general liabilities of the Corporation in proportion to the asset values of the respective classes. The determination of the Board of Directors shall be conclusive as to the amount of liabilities or the amount of any general assets of the Corporation, as to whether such liabilities or assets are allocable to one or more classes, and as to the allocation of such liabilities or assets to a given class or among several classes.

(5) With the approval of a majority of the stockholders of each of the affected classes of capital stock, the Board of Directors may transfer the assets of any Portfolio to any other Portfolio. Upon such a transfer, the Corporation shall issue shares of capital stock representing interests in the Portfolio to which the assets were transferred in exchange for all shares of capital stock representing interests in the Portfolio from which the assets were transferred. Such shares shall be exchanged at their respective net asset values.

     SECOND: The shares aforesaid have been duly classified or reclassified by the Board of Directors pursuant to authority and power contained in Article V of the Articles of Incorporation of the Corporation.

     IN WITNESS WHEREOF, THE PRUDENTIAL SERIES FUND, INC. has caused these presents to be signed in its name and on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Assistant Secretary, on September 21, 1987.


                                         THE PRUDENTIAL SERIES FUND, INC.

                                         By:    /s/ WILLIAM J. KELLY
                                             --------------------------
                                                   William J. Kelly
                                                      President

Attest:

/s/ JOHN P. GUALTIERI, JR.
--------------------------
  John P. Gualtieri, Jr.
    Assistant Secretary

     THE UNDERSIGNED, President of THE PRUDENTIAL SERIES FUND, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Articles of Incorporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to the Articles of Incorporation to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                                /s/ WILLIAM J. KELLY
                                             --------------------------
                                                   William J. Kelly